AMENDMENT TO MASTER CUSTODIAN AGREEMENT

This Amendment, effective as of December 21, 2021 (the “Amendment”), is entered into by and between, STATE STREET BANK AND TRUST COMPANY, (the “Custodian”) and each entity listed On Appendix A attached thereto (the “Fund”).
WHEREAS, the Custodian and the Fund entered into a Master Custodian Agreement dated as of March 1, 2014 (the “Agreement”); and
WHEREAS, the parties hereto wish to amend the Agreement as set forth below.
NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:
1.Appendix A to the Master Custodian Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto as Exhibit A.
2.The Customer hereby confirms, as of the date set forth above, its representations and warranties set forth in the Agreement.
3.The Custodian and the Fund hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.
4.Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
5.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.
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Information Classification: Limited Access

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

DIAMOND HILL FUNDS
By:/s/Thomas E. Line

Name: Thomas E. Line

Title: President

STATE STREET BANK AND TRUST COMPANY

By:/s/Michael A. Foutes
Name: Michael A. Foutes
Title: Managing Director
Information Classification: Limited Access

EXHIBIT A

APPENDIX A
to
Master Custodian Agreement
(updated as of December 21, 2021)

Management Investment Companies Registered with the SEC and Portfolios thereof

DIAMOND HILL FUNDS

    Diamond Hill Small Cap Fund
    Diamond Hill Small-Mid Cap Fund
    Diamond Hill Mid Cap Fund
    Diamond Hill Large Cap Fund
    Diamond Hill Large Cap Concentrated Fund
    Diamond Hill All Cap Select Fund
    Diamond Hill Long-Short Fund
    Diamond Hill International Fund
Diamond Hill Short Duration Securitized Bond Fund
Diamond Hill Core Bond Fund

Information Classification: Limited Access